SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 25, 2014

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33145	36-2257936
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3001 Colorado Boulevard
Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 1, 2014, Sally Beauty Holdings, Inc. (the “Company”) issued the news release attached hereto as Exhibit 99.1 reporting the financial results of the Company for the quarter ended March 31, 2014 (the “Earnings Release”).  In the Earnings Release, the Company utilized the non-GAAP financial measures and other items discussed in the attached Appendix A, which is incorporated herein by this reference.  Appendix A also contains statements of the Company’s management regarding the use and purposes of the non-GAAP financial measures utilized in the Earnings Release.  A reconciliation of the non-GAAP financial measures discussed in the Earnings Release to the most directly comparable GAAP financial measures is attached to the Earnings Release.

ITEM 5.02.                               DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 25, 2014, following the completion of its succession planning process, the Board of Directors (the “Board”) of Sally Beauty Holdings, Inc. (the “Company”) approved the appointment of Christian A. Brickman as the Company’s new President and Chief Operating Officer (“COO”), effective June 2, 2014.  Gary G. Winterhalter, the Company’s current President, will continue in his current position as Chief Executive Officer and, if re-elected by the stockholders at the Company’s 2015 annual meeting of stockholders, Chairman of the Board, through April 30, 2015 or such earlier date as the Board determines (the “Transition Date”).  On the Transition Date, subject to Board approval, Mr. Brickman will assume the title of Chief Executive Officer and Mr. Winterhalter will transition into the role of Executive Chairman.  Mr. Winterhalter has agreed to serve as Executive Chairman through January of 2018, subject to the discretion of the Board and his re-election by the Company’s stockholders.  Thereafter, Mr. Winterhalter has committed to serve (if desired by the Board) as the Company’s non-Executive Chairman.  Mr. Brickman will continue to serve as a member of the Board, subject to his re-election by the Company’s stockholders. The Nominating and Corporate Governance Committee of the Board will, as always, re-evaluate the composition of the Board accordingly.  A copy of the Company’s news release announcing the CEO succession plan is attached hereto as Exhibit 99.2.

Mr. Brickman’s Appointment as President and Chief Operating Officer

As stated above, the Board appointed Mr. Brickman President and Chief Operating Officer effective June 2, 2014, and, subject to Board approval, Mr. Brickman will assume the title of Chief Executive Officer of the Company on the Transition Date.

Mr. Brickman, 49, has been a member of the Company’s Board of Directors since September 2012 and most recently served as the President of Kimberly-Clark International, which is the primary international division of Kimberly-Clark Corporation from May 2012 to February 2014.  In this capacity, Mr. Brickman led the company’s international consumer business in all operations outside of North America.  Prior to being appointed President of Kimberly-Clark International, he served as President of Kimberly-Clark Professional from August 2010 to May 2012.  Mr. Brickman joined Kimberly-Clark in 2008 as Chief Strategy Officer.  Prior to joining Kimberly-Clark, Mr. Brickman was a Principal in McKinsey & Company’s Dallas, Texas office and a leader in the firm’s consumer-packaged goods and operations practices.  Before joining McKinsey, Mr. Brickman was President and CEO of Whitlock Packaging (1998-2001), the largest non-carbonated beverage co-packing company in the United States.

The Company has entered into a written offer letter with Mr. Brickman outlining the terms of his employment as President and COO.  Pursuant to the terms of the offer letter, Mr. Brickman will receive an annual salary at the rate of $660,000.  Mr. Brickman will participate in the Company’s Management Incentive Plan (“MIP”) and his target annual bonus will be 80% of his base salary. Any bonus for which Mr. Brickman will be eligible under the MIP will be based on the Company’s and his performance; provided, however, that he will be guaranteed a bonus of no less than 50% of his target annual bonus for fiscal year 2015.  In addition to participating in the MIP, Mr. Brickman also will be eligible to receive a long-term incentive (LTI) award with a grant date target value equal to 75% of the intrinsic value of the LTI award granted to Mr. Winterhalter in the ordinary course in his capacity as Chief Executive Officer.  The Company and Mr. Brickman also will enter into a change-in-control severance agreement having terms consistent with those provided to the other executive officers, which severance agreements have been previously described by the Company in, and attached as Exhibit 10.3 to, the Current Report on Form 8-K filed by the Company on November 5, 2012.

In addition, in connection with his commencement of employment with the Company, Mr. Brickman will receive a special LTI award on June 2, 2014, consisting of restricted stock having a grant date target fair value of $2.1 million and stock options having a grant date target fair value of $1.1 million.  The restricted shares and options will vest ratably over four years beginning on the first anniversary of the date of grant, subject to Mr. Brickman’s continued employment with the Company on each applicable vesting date and subject to such other terms and conditions of the Company’s Amended and Restated 2010 Omnibus Incentive Plan and the individual award agreements. The Company also will assist Mr. Brickman with his relocation to the Company’s headquarters and will reimburse Mr. Brickman for relocation expenses.

The offer letter provides that if, prior to April 30, 2015, Mr. Brickman’s employment is terminated by the Company without cause, or by Mr. Brickman upon the Board’s failure to promote him to Chief Executive Officer by April 30, 2015, and provided he executes a separation and release of claims/covenant not to sue agreement, then he will be entitled to: (i) a prorated annual bonus for the year in which his date of termination occurs, based on actual performance under applicable financial metrics; (ii) a severance payment equal to two times the sum of his then-current base salary and target annual bonus, payable in approximately equal monthly installments over a 24-month period; and (iii) if Mr. Brickman elects to continue participation in any group medical, dental, vision and/or prescription drug plan benefits to which he and his eligible dependents would be entitled under COBRA, then for eighteen months the Company will pay the COBRA cost of such coverage less the active employee rate for such coverage.  Mr. Brickman will not be entitled to the severance and benefits described above if his employment is terminated (i) following April 30, 2015 for any reason, or (ii) at any time on account of his death or disability, or by the Company for cause or by Mr. Brickman except as described in the foregoing sentence.

The Compensation Committee of the Board will make such adjustments as it deems appropriate in its discretion to Mr. Brickman’s compensation arrangement with the Company at the time he assumes the title of Chief Executive Officer.

The foregoing summary of Mr. Brickman’s offer letter is qualified in its entirety by reference to the offer letter which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Mr. Winterhalter’s Transition Agreement

The Company and Mr. Winterhalter entered into a transition agreement, dated April 25, 2014 (the “Transition Agreement”) to provide for an orderly transition of duties, responsibilities and authority from Mr. Winterhalter to the new Chief Executive Officer of the Company and to set forth the compensation arrangement between the Company and Mr. Winterhalter during and as a result of this transition period.  Under the Transition Agreement, Mr. Winterhalter will serve as Chief Executive Officer and, if re-elected as a director by the Company’s stockholders at the 2015 annual meeting, Chairman of the Board until the Transition Date.  During the transition period, Mr. Winterhalter will assist the Company with the transition of duties, responsibilities and authority to the next Chief Executive Officer of the Company.  Effective on the Transition Date, Mr. Winterhalter will serve as Executive Chairman through January of 2018, subject to the discretion of the Board and his re-election by the Company’s stockholders.  As Executive Chairman, Mr. Winterhalter will perform such duties as are customary for that position, as well as any duties reasonably requested by the Chief Executive Officer or the Board.

Pursuant to the Transition Agreement, the Company has agreed to grant Mr. Winterhalter a restricted stock award with a grant date target fair market value of $3.5 million (the “Transition Award”) in recognition of his retention and support through this transition process.  In addition, the Transition Agreement provides that:

•                  during fiscal year 2015 as compensation for his services as CEO through no later than April 30, 2015 and as Executive Chairman through September 30, 2015, Mr. Winterhalter will (i) receive base salary at his current rate of $1 million, (ii) have a target annual bonus consistent with his current target annual bonus of 100% of base salary, and (iii) be eligible to receive an LTI award with respect of the fiscal year 2014 performance period consistent with the LTI awards granted to other senior executives of the Company;

•                  during fiscal year 2016 as compensation for his services as Executive Chairman through September 30, 2016, Mr. Winterhalter will (i) receive base salary at the rate of $700,000 per year, (ii) have a target annual bonus of 80% of base salary, and (iii) be eligible for an LTI award with respect of the fiscal year 2015 performance period, as determined by the Compensation Committee in its sole discretion; and

•                  during fiscal year 2017, as compensation for his services as Executive Chairman through January 2018, Mr. Winterhalter will receive compensation as determined and deemed appropriate by the Compensation Committee of the Board in its sole discretion; provided, however, that Mr. Winterhalter will be eligible for an LTI award with respect of the fiscal year 2016 performance period.  If Mr. Winterhalter serves as non-Executive Chairman, he will participate in the Company’s then-current compensation program for non-employee directors.

Mr. Winterhalter and the Company have agreed to terminate his Amended and Restated Termination Agreement, dated November 5, 2012 (the “Termination Agreement”) effective as of April 25, 2014.  The Company and Mr. Winterhalter also are party to an Amended and Restated Severance Agreement, dated as of November 5, 2012 (the “Severance Agreement”), relating to severance payable in the event of a change in control of the Company and subsequent termination of Mr. Winterhalter’s employment under certain circumstances.  This Severance Agreement will continue in full force and effect until September 30, 2016, but effective as of the Transition Date, the severance multiple provided in the Severance Agreement will be reduced from 2.99 to 1.99.  The Severance Agreement has been previously described by the Company in, and attached as Exhibit 10.2 to, the Current Report on Form 8-K filed by the Company on November 5, 2012.

Pursuant to the Transition Agreement, if the Company terminates Mr. Winterhalter’s employment other than for cause, death or disability: (A) during fiscal year 2014, Mr. Winterhalter will receive a lump sum severance payment equal to the sum of the balance of his base salary that would have been paid to him for the remainder of fiscal year 2014 plus his base salary for fiscal year 2015 and fiscal year 2016, (B) during fiscal year 2015, Mr. Winterhalter will receive a lump sum severance payment equal to the sum of the balance of his base salary that would have been paid to him for the remainder of fiscal year 2015 plus his base salary for fiscal year 2016, or (C) during fiscal year 2016, Mr. Winterhalter will receive a lump sum severance payment equal to the balance of his base salary that would have been paid to him for the remainder of fiscal year 2016.  Mr. Winterhalter also will be eligible to receive an annual bonus for the year in which his date of termination occurs, equal to the bonus, if any, that would have been earned by him if he had remained employed on the normal payment date of such bonus, based on actual performance under applicable financial metrics.  Mr. Winterhalter will not be entitled to the severance and benefits described above if his employment is terminated (i) by the Company for cause, (ii) by reason of his death or disability, or (iii) by Mr. Winterhalter for any reason. Medical and dental coverage will remain available to Mr. Winterhalter at active-employee rates until he becomes eligible for Medicare.

The foregoing summary of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

ITEM 7.01.  REGULATION FD DISCLOSURE

The Earnings Release also provides an update on the Company’s strategy and business outlook.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                           See exhibit index.

All of the information contained in Items 2.02 and 7.01 of this report and in Appendix A and Exhibit 99.1 to this report is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless expressly incorporated by reference therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 1, 2014

SALLY BEAUTY HOLDINGS, INC.

	By:	/s/ Matthew O. Haltom
	Name:	Matthew O. Haltom
	Title:	Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Offer Letter to Christian A. Brickman, dated as of April 25, 2014.
Exhibit 10.2	Transition Agreement, by and between Sally Beauty Holdings, Inc. and Gary G. Winterhalter, dated as of April 25, 2014.
Exhibit 99.1	News release reporting financial results for the quarter ended March 31, 2014, issued by Sally Beauty Holdings, Inc. on May 1, 2014.
Exhibit 99.2	News release announcing CEO succession plan, issued by Sally Beauty Holdings, Inc. on May 1, 2014.

Appendix A

USE OF NON-GAAP FINANCIAL MEASURES

Sally Beauty Holdings, Inc. (the “Company”) occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance.  We also believe these non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance.  Our management uses these non-GAAP measures for the same purpose.  We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  We have provided definitions below for certain non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these non-GAAP financial measures are useful to investors.  In addition, in our Earnings Release we have provided tables to reconcile the non-GAAP financial measures utilized to GAAP financial measures.  We have provided adjusted net earnings and adjusted EPS metrics for 2013 for the purpose of adjusting for non-cash interest expense and for 2014 for the purpose of adjusting for expenses related to the data security incident we recently disclosed.  Excluding these items provides investors with a better depiction of the Company’s core operating results and provides a more informed baseline for modeling future earnings expectations. We intend to adjust for all share-based compensation expense recognized in accordance with FAS 123R, including stock option expense and expense related to restricted shares, when calculating certain cash flow measures such as Adjusted EBITDA.  The Company believes adjusting for all share-based compensation expense is appropriate, as it is a non-cash expense, and adjusting is consistent with how a number of debt and equity analysts track that measure.

ADJUSTED EBITDA

We define the measure Adjusted EBITDA as GAAP Net Earnings before depreciation and amortization, share-based compensation, interest expense (which includes the loss on extinguishment of indebtedness), and income taxes.  In 2014 we adjusted this metric for the purpose of adjusting for expenses related to the data security incident.  Our management uses Adjusted EBITDA as a supplemental measure in the evaluation of our businesses and believes that Adjusted EBITDA provides a meaningful measure of our ability to meet our future debt service, capital expenditures and working capital requirements.  Adjusted EBITDA is not a financial measure under GAAP.  Accordingly, it should not be considered in isolation or as a substitute for net income, operating income, cash flow provided by (used in) operating activities or other income or cash flow data prepared in accordance with GAAP.  When evaluating Adjusted EBITDA, investors should consider, among other factors, (i) increasing or decreasing trends in Adjusted EBITDA, (ii) whether Adjusted EBITDA has remained at positive levels historically, and (iii) how Adjusted EBITDA compares to levels of interest expense. We provide a reconciliation of Adjusted EBITDA to GAAP Net Earnings.  Because Adjusted EBITDA excludes some, but not all, items that affect net earnings and may vary among companies, the Adjusted EBITDA presented by the Company may not be comparable to similarly titled measures of other companies.  Although we believe that Adjusted EBITDA may provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements, our functional or legal requirements may require us to utilize available funds for other purposes.

ADJUSTED NET EARNINGS

This measure consists of GAAP Net Earnings, which is then adjusted for the purpose of adjusting for non-cash interest expense (which includes the loss on extinguishment of indebtedness) in 2013 and for the purpose of adjusting for expenses related to the data security incident in 2014.  Excluding this non-cash adjustment provides investors with a better depiction of the Company’s core operating results and provides a more informed baseline for modeling future earnings expectations.  Adjusted Net Earnings does not provide a complete position of our results of operations, as the historical items excluded in the related reconciliation are included in net earnings presented under GAAP.  We recommend a review of net earnings on both a non-GAAP basis and GAAP basis be performed to get a comprehensive view of our results.  We provide a reconciliation of Adjusted Net Earnings to GAAP Net Earnings.

ADJUSTED EARNINGS PER SHARE (ADJUSTED EPS)

We define this non-GAAP financial measure as the portion of the Company’s GAAP Net Earnings assigned to each share of stock, excluding non-cash interest expense (which includes the loss on extinguishment of indebtedness).  In 2014 we adjusted this metric for the purpose of adjusting for expenses related to the data security incident.  Excluding these non-cash adjustments provides investors with a better depiction of the Company’s core operating results and provides a more informed baseline for modeling future earnings expectations.  We recommend a review of diluted EPS on both a non-GAAP basis and GAAP basis be performed to get a comprehensive view of our results.  We provide a reconciliation of Adjusted Net Earnings to GAAP Net Earnings, as well as information on how these share calculations are made.